UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 19, 2009
(Date of earliest event reported)

LECTEC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-16159

Minnesota	41-1301878
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1407 South Kings Highway, Texarkana, Texas 75501
(Address of principal executive offices, including zip code)

(903) 832-0993
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On July 19, 2009, the Board of Directors (the “Board”) of LecTec Corporation (the “Company”) elected a new director, Sanford M. Brink, effective July 19, 2009.

Mr. Brink, 69, is currently the president of New Dimensions in Stone, an investment and real estate development company that Mr. Brink has owned for the past 15 years.  Prior to his tenure at New Dimensions in Stone, Mr. Brink spent 15 years as a stockbroker specializing in the health care area.  Mr. Brink has been an active investor and venture capitalist since the early 1960s.  Mr. Brink is the father–in–law of Daniel C. Sigg, M.D., PhD., who is a current member of the Board.

As a non-employee director of the Company, Mr. Brink will receive an annual cash retainer in the amount of $17,500 for his service on the Board.  This retainer is paid in advance in quarterly installments of $4,375 prior to the beginning of each quarter in which services will be performed.

Other than the annual retainer described above, there are no other arrangements or understandings between Mr. Brink and any other persons pursuant to which Mr. Brink was selected as a director.  Other than owning shares of the Company’s common stock, Mr. Brink does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party in which the amount involved exceeds $120,000, nor has Mr. Brink had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

A press release, dated July 23, 2009, announcing Mr. Brink’s election to the Board, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press release issued by LecTec Corporation on July 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECTEC CORPORATION
By:	/s/ Judd A. Berlin
Judd A. Berlin Chief Executive Officer and Chief Financial Officer

Date:  July 23, 2009

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued by LecTec Corporation on July 23, 2009